Exhibit 10.1

FAMOUS DAVE’S OF AMERICA, INC.

AMENDMENT NO. 2 TO

2015 EQUITY INCENTIVE PLAN

This Amendment No. 2 dated October 12, 2015 (this “Amendment”) amends the 2015 Equity Incentive Plan of Famous Dave’s of America, Inc. (the “Company”), as amended by Amendment No. 1 thereto (as so amended, the “Plan”). Except as otherwise explicitly set forth herein, all provisions of the Plan shall remain in full force and effect. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Plan.

WHEREAS, the Company desires to amend the Plan as hereinafter provided in order to increase the number of shares of Common Stock issuable under the Plan from 350,000 to 700,000 and to amend Section 9.4 of the Plan; and

WHEREAS, the Board of Directors approved the substance of this Amendment as of October 12, 2015 and, accordingly, the Company desires to amend the Plan as hereinafter provided.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Increase in Number of Shares Subject to the Plan. Section 3.1 of the Plan is amended to read in its entirety as follows:

“3.1. Number of Shares. Subject to adjustment in connection with a Capitalization Adjustment, the number of shares of Common Stock which may be issued under the Plan shall not exceed 700,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. For purposes of clarification, the award of any Incentives payable only in cash will not reduce the number of shares of Common Stock remaining and available to be issued under the Plan. Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.”

2. Amendment to Section 9.4. Section 9.4 of the Plan is hereby amended to read in its entirety as follows:

“9.4. Change in Control. In the event of a Change in Control (as defined in Section 11.3), the Board or a comparable committee of any corporation assuming the obligations of the Company hereunder may, but shall not be obligated to, elect in its discretion to declare that the restriction period of all restricted stock and restricted stock units has been eliminated, that all outstanding stock options and SARs shall accelerate and become exercisable in full but that all outstanding Stock Options and SARs, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in a notice to Participant or they will terminate, and that all performance shares granted to Participants are deemed earned at 100% of target levels and shall be paid. In connection with any declaration pursuant to this Section 9.4, the Board may, but shall not be obligated to, cause a cash payment to be made to each Plan participant who holds a stock option or SAR that is terminated in an amount equal to the product obtained by multiplying (x) the amount (if any) by which the Transaction Proceeds Per Share (as defined in Section 11.14) exceeds the exercise price per share covered by such stock option times (y) the number of shares of Common Stock covered by such stock option or SAR.

The Board may restrict the rights of Plan participants or the applicability of this Section 9.4 to the extent necessary to comply with Section 16(b) of the Exchange Act, the Code or any other applicable law or regulation. The grant of an Incentive pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.”

3. Effective Date.

(a) The increase in the number of shares of Common Stock issuable under the Plan pursuant to Section 1 of this Amendment shall be effective upon receipt of approval for such increase by the Company’s shareholders, and shall be subject to and contingent upon receipt of such approval.

(b) The amendment to Section 9.4 of the Plan pursuant to Section 2 of this Amendment shall be effective as of the date hereof and is not subject to or contingent upon receipt of shareholder approval.

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